SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 6, 2002



                           Digital Data Networks, Inc.
             (Exact name of registrant as specified in its charter)


============================= ============================ ====================

 Washington                             0-27704                  91-1426372
 (State or other jurisdiction    (Commission File Number)   (IRS Employer
  of incorporation)                                          Identification No.)
============================= ============================ ====================



                3102 Maple Street, Suite 230, Dallas, Texas     75201
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (214) 969-7200


                                       N/A
          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

         Pursuant to a unanimous consent dated July 8, 2002, the board of directors of Digital Data Networks, Inc. (the "Company") authorized the Company to offer, issue and sell in a private offering ("Offering") a maximum of 1,250,000 shares of common stock ("Shares") at an offering price of $0.08 per share for working capital and general corporate purposes.

         The Offering is made in conformity with Section 4(2) under the Securities Act of 1933, as amended (the "Act") and Rule 506 thereunder. Under the Offering, a single investor subscribed for the purchase of 200,000 shares, payable in the amounts of $8,000 on July 19, 2002 and $8,000 on August 6, 2002. As of the date of this report, no other shares have been sold. The registrant claims the exemption from registration afforded by Section 4(2) of the Act. No underwriter was involved in the transaction, the purchaser took the shares for investment and not with a view to distribution and the certificate for the shares, when issued, will bear a restrictive legend stating that the shares may not be sold in the absence of an effective registration statement or an opinion of counsel that registration is not required. A copy of the subscription agreement executed by the investor is attached as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.
              --------

              99.1      Subscription Agreement.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                DIGITAL DATA NETWORKS, INC.


                                By: /s/ Donald B. Scott
                                ----------------------------------------------
                                 Donald B. Scott
                                 Chairman of the Board and President


Date: August 7, 2002